Exhibit 3.2

DEPARTMENT OF

ASSESSMENTS AND TAXATION

Date: 07/06/2026

DUANE MORRIS LLP

100 INTERNATIONAL DRIVE

SUITE 700

BALTIMORE MD 21202

THIS LETTER IS TO CONFIRM ACCEPTANCE OF THE FOLLOWING FILING:

ENTITY NAME	:	SERVICE PROPERTIES TRUST

DEPARTMENT ID	:	D04141826

TYPE OF REQUEST	:	ARTICLES OF AMENDMENT

DATE FILED	:	07-06-2026

TIME FILED	:	11:50 AM

RECORDING FEE	:	$100.00

EXPEDITED FEE	:	$445.00

COPY FEE	:	$23.00

FILING NUMBER	:	1000362015371513

CUSTOMER ID	:	0004061908

WORK ORDER NUMBER	:	0005278482

PLEASE VERIFY THE INFORMATION CONTAINED IN THIS LETTER. NOTIFY THIS DEPARTMENT IN WRITING IF ANY INFORMATION IS INCORRECT. INCLUDE THE CUSTOMER ID AND THE WORK ORDER NUMBER ON ANY INQUIRIES.

Charter Division

Baltimore metro area (410) 767-4950

Outside metro area (888) 246-5941

700 East Pratt Street 2nd Floor Suite 2700, Baltimore, Maryland 21202	0014494069
Telephone (410)767- 4950 / Toll free in Maryland (888)246-5941
MRS (Maryland Relay Service) (800)735-2258 TT/Voice	CACCPT
Website: www.dat.maryland.gov

SERVICE PROPERTIES TRUST

ARTICLES OF AMENDMENT

Service Properties Trust, a Maryland real estate investment trust (the “Trust”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST: At the Effective Time (as defined below), Section 5.1 of Article V of the Declaration of Trust of the Trust (the “Declaration of Trust”) is hereby amended to change the par value of the issued and outstanding common shares of beneficial interest of the Trust from $.05 per share to $.01 per share.

SECOND: The amendment to the Declaration of Trust as set forth above has been duly approved by the Board of Trustees of the Trust. Pursuant to Section 8-501(e)(2) of the Maryland REIT Law, no shareholder approval is required.

THIRD: The amendment to the Declaration of Trust as set forth above shall take effect on July 6, 2026 at 4:02 p.m. Eastern Time (the “Effective Time”).

FOURTH: The undersigned Chief Financial Officer and Treasurer of the Trust acknowledges these Articles of Amendment to be the official act of the Trust and, as to all matters or facts required to be verified under oath, the undersigned Chief Financial Officer and Treasurer acknowledges that, to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

[Signature page follows]

IN WITNESS WHEREOF, the Trust has caused these Articles of Amendment to be signed in its name and on its behalf by its Chief Financial Officer and Treasurer and attested to by its Secretary on this 6th day of July, 2026.

ATTEST:	SERVICE PROPERTIES TRUST

By:	/s/ Lindsey A. Getz	By:	/s/ Brian E. Donley
Name:	Lindsey A. Getz	Name:	Brian E. Donley
Title:	Secretary	Title:	Chief Financial Officer and Treasurer

[Signature Page to SVC Articles of Amendment (Par Value)]